As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201

(412) 359-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Bacon III
Chief Executive Officer

Limbach Holdings, Inc.

31 – 35th Street
Pittsburgh, Pennsylvania 15201

Tel: (412) 359-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein

Elliott M. Smith

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

Tel: (212) 294-6700

Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	879,648 shares	$11.94	$10,502,997.12	$1217.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's securities that become issuable by reason of any stock split, stock dividends, recapitalization or other similar transaction.

(2)	The price is computed based upon the average of the high and low sale prices of the Registrant’s common stock on May 30, 2017, as reported on The NASDAQ Capital Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2017

PROSPECTUS

Limbach Holdings, Inc.

879,648 Shares of Common Stock

The selling stockholders named in this prospectus may offer and sell from time to time up to 879,648 shares of our common stock. The selling stockholders will receive all of the proceeds from any sales of their shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LMB”. On June 1, 2017, the last reported sale price of our common stock and warrants on The Nasdaq Capital Market was $12.13 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify.

Investing in the common stock involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 879,648 shares of our common stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of common stock by the selling stockholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

Unless the context indicates otherwise, the terms “Limbach,” “Company,” “we,” “us,” and “our” refer to Limbach Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including all documents incorporated by reference, contains forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

In addition to the material risks listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our “Annual Report”), which is incorporated by reference herein, that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that might cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, or contribute to such differences: our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise; uncertain timing and funding of new contract awards, as well as project cancellations; cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes, or otherwise; risks associated with labor productivity; risks associated with percentage of completion accounting; our ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather affecting our performance and timeliness of completion, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate; lower than expected growth in our primary end markets, risks inherent in acquisitions and our ability to complete or obtain financing for acquisitions; our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses; the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; failure to keep pace with technological changes or innovation; failure to remain competitive, current, in demand and profitable; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial position, results of operations and cash flow; lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts; proposed and actual revisions to U.S. tax laws, which would seek to increase income taxes payable or a downturn, disruption, or stagnation in the economy in general.

Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future performance or results. You should not unduly rely on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Note Regarding Forward-Looking Statements”.

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THE COMPANY

The Company, formerly known as 1347 Capital Corp., is a Delaware corporation headquartered in Pittsburgh, Pennsylvania. The Company was originally incorporated as a special purpose acquisition company on April 15, 2014, formed for the purpose of effecting a business combination with one or more businesses. On July 20, 2016, the Company consummated a business combination (the “Business Combination”) with Limbach Holdings LLC and changed its name from 1347 Capital Corp. to Limbach Holdings, Inc.

The Company is a commercial specialty contractor in the areas of heating, ventilation, air-conditioning (‘‘HVAC’’), plumbing, electrical and building controls for the design and construction of new and renovated buildings, maintenance services, energy retrofits and equipment upgrades. Across the United States, we provide comprehensive facility services consisting of mechanical construction, full HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, offsite/prefab construction, and the complete range of sustainable building solutions and practices. Our primary customers include: (i) general contractors and construction managers who serve as the prime contractors in designing and constructing commercial buildings for public, institutional (not-for-profit) and private owners; and (ii) building owners themselves, for ‘‘owner-direct’’ work in which we contract directly with the owners.

The Company operates its business in two segments, (i) Construction, in which we generally manage large construction or renovation projects that involve primarily HVAC, plumbing, sheet metal fabrication and installation, specialty piping and electrical services, and (ii) Service, in which we provide facility maintenance or smaller general construction services primarily related to HVAC, plumbing or electrical services.

Our core market sectors for new construction, renovations, energy retrofits and maintenance services consist of the following:

•	Healthcare facilities;
•	Education including schools and universities;
•	Sports & Amusement including sports arenas and related facilities;
•	Transportation including passenger terminals and maintenance facilities for rail and airports;
•	Government facilities including federal, state and local agencies;
•	Hospitality including hotels and resorts;
•	Corporate and commercial office buildings;
•	Retail and mixed use;
•	Residential multifamily apartment buildings (excluding condominiums); and
•	Industrial manufacturing.

These sectors are projected by FMI (a leading third-party consultant to the engineering and construction industry) to experience strong growth through 2020, as noted in their 2016 Construction Outlook, Third Quarter report. We are particularly focused on expanding our top four sectors noted above (Healthcare, Education, Sports & Amusement, and Transportation), leveraging our core areas of expertise and targeting projects with optimal risk/reward characteristics.

Our subsidiaries include Limbach Company LLC, which operates in regions that utilize organized union labor in New England, Eastern Pennsylvania, Western Pennsylvania, New Jersey, Ohio, Michigan and the Mid-Atlantic region; Limbach Company LP, operating in Southern California as a union operation; and Harper Limbach, our non-union, ‘‘open shop’’ division, which operates in Florida. Each of our operations (branches) provides design, construction and maintenance services in some or all of the HVAC, plumbing and electrical fields.

Among our core growth strategies is to offer design, construction and maintenance services of the full complement of HVAC, plumbing and electrical in all of our branch operations. We currently offer certain of these services in each of our branches, with electrical design, installation and maintenance services being offered primarily in our Mid-Atlantic branch. Over the coming years, we plan to further equip each of our branches to provide this combined offering. The approach of combined HVAC, plumbing and electrical is appealing to building owners who own and operate facilities with complex building systems. Through this core growth strategy, we envision further expansion of the electrical business across the rest of our company, following what we believe was a successful expansion of these services in the Mid-Atlantic region.

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Complex systems lend themselves to delivery methodologies that fit our integrated business model, including design/assist, design/build and integrated project delivery. We believe that few specialty contractors in the United States offer fully-integrated HVAC, plumbing and electrical services. We believe our integrated approach provides a significant competitive advantage, especially when combined with our proprietary design and production software systems. Our integrated approach allows for increased prefabrication of HVAC components, improves cycle times for project delivery and reduces risks associated with onsite construction.

In 2016 and 2015, we were ranked the 12th largest mechanical contractor by Engineering News Record.

RISK FACTORS

The risks associated with our business are described in our Annual Report, which description is incorporated by reference herein.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales, but we are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares of common stock and to indemnify the selling stockholders against certain liabilities.

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SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We have filed with the SEC under the Securities Act the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement (as defined below under the section titled “Description of Securities—Registration Rights”).

The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of June 1, 2017, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

The percentages of shares owned set forth below are based on 7,454,602 shares of our common stock issued and outstanding as of June 1, 2017. Unless otherwise described below, to our knowledge, none of the selling stockholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus.

	Shares Beneficially Owned Prior to the Offering			Maximum Number of Shares That May be Sold in	Shares Beneficially Owned Following the Offering(2)
Name of Selling Stockholder	Number		%	the Offering(1)	Number		%
1347 Investors LLC(3)	4,317,098	(4)	48.4	500,000	3,817,098		42.8
Larry G. Swets, Jr.(5)	4,327,098	(6)	48.5	510,000	3,817,098		42.8
Steven Levine(7)	147,110	(8)	2.0	147,110	—		—
David Nussbaum(9)	147,110	(10)	2.0	147,110	—		—
EarlyBirdCapital, Inc.(11)	134,188		1.8	134,188	—		—
Gordon G. Pratt(12)	60,000	(13)	*	10,000	50,000	(14)	*
Richard M. Powell(15)	32,576		*	32,576	—		—
Dane Capital	21,000		*	21,000	—		—
Joshua Horowitz(16)	28,000		*	10,000	18,000		*
Palm Global Small Cap Master Fund, LP(17)	18,000		*	5,000	13,000		*
David Capital Partners, LLC	15,000		*	15,000	—		—
Edward W. Kovary, Jr.(18)	12,922		*	12,922	—		—
Randolph Street Partners V – Venture 29	12,455		*	12,455	—		—
Hassan R. Baqar(19)	10,000		*	10,000	—		—
William M. Becker(20)	10,000		*	10,000	—		—
All other selling stockholders as a group(21)	70,633		*	70,663	—		—

*	Less than 1%
(1)	Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.
(2)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

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(3)	Represents one hundred percent of the securities held by 1347 Investors LLC (“1347 Investors”). The managers of 1347 Investors are Larry G. Swets, Jr. and D. Kyle Cerminara, and acting by unanimous consent, they exercise voting and dispositive control over the securities held by 1347 Investors. Accordingly, they may be deemed to share beneficial ownership of such securities. The securities held by 1347 Investors are pledged pursuant to loan agreements between 1347 Investors and certain lenders party thereto.
(4)	Represents (i) 2,843,515 shares of common stock, (ii) 800,000 shares of common stock issuable upon conversion of Preferred Stock, (iii) 149,167 warrants, each exercisable to purchase one-half of one share of common stock at $11.50 per whole share, (iv) 500,000 warrants, each exercisable to purchase one share of common stock at an exercise price of $15.00 per share and (v) 198,000 warrants, each exercisable to purchase one-half of one share of common stock at an exercise price of $11.50 per whole share.
(5)	Mr. Swets has served as a director of the Company since July 2014. He was also the chairman of the Company’s board of directors from 2014 until the closing of the Business Combination in July 2016.
(6)	Includes 4,317,098 shares of common stock beneficially owned by 1347 Investors, of which Mr. Swets is a co-manager, as well as 10,000 shares of common stock held individually by Mr. Swets. The securities held by 1347 Investors are pledged pursuant to loan agreements between 1347 Investors and certain lenders party thereto.
(7)	Mr. Levine is the Chief Executive Officer of EarlyBirdCapital, Inc. (“EarlyBird”) and owns more than 10% but less than 50% of EarlyBird’s capital stock. EarlyBird served as an underwriter for the Company’s initial public offering (the “IPO”). EarlyBird also received fees in connection with the Business Combination. Mr. Levine acquired his shares pursuant to the exercise of a Unit Purchase Option.
(8)	Includes 134,188 shares of common stock beneficially owned by EarlyBird, with respect to which Mr. Levine has shared voting and investment power, as well as 12,922 shares of common stock held individually by Mr. Levine.
(9)	Mr. Nussbaum is the Chairman of the board of directors of EarlyBird and owns more than 10% but less than 50% of EarlyBird’s capital stock. EarlyBird served as an underwriter for the IPO. EarlyBird also received fees in connection with the Business Combination. Mr. Nussbaum acquired his shares pursuant to the exercise of a Unit Purchase Option.
(10)	Includes 134,188 shares of common stock beneficially owned by EarlyBird, with respect to which Mr. Nussbaum has shared voting and investment power, as well as 12,922 shares of common stock held individually by Mr. Nussbaum.
(11)	EarlyBird served as an underwriter for the IPO. EarlyBird also received fees in connection with the Business Combination.
(12)	Mr. Pratt has served as a director of the Company since 2014 and as the chairman of the board of directors since July 2016. He was also the Chief Executive Officer of the Company from July 2014 until July 2016, at which time he resigned as the Chief Executive Officer upon the closing of the Business Combination.
(13)	Represents (i) 100,000 warrants, each exercisable to purchase one-half of one share of common stock at an exercise price of $11.50 per whole share held by Fund Management Group LLC, of which Mr. Pratt is the managing member and controlling equity holder, and (ii) 10,000 shares of common stock held individually by Mr. Pratt.
(14)	Represents 100,000 warrants, each exercisable to purchase one-half of one share of common stock at an exercise price of $11.50 per whole share held by Fund Management Group LLC, of which Mr. Pratt is the managing member and controlling equity holder.
(15)	Mr. Powell is employed by EarlyBird, which served as an underwriter for the IPO. EarlyBird also received fees in connection with the Business Combination. Mr. Powell acquired his shares in connection with the Business Combination and pursuant to the exercise of an option to purchase units of the Company (a “Unit Purchase Option”), each consisting of one share of common stock and one right entitling the holder to receive one-tenth of share of common stock and one warrant.
(16)	Mr. Horowitz was a director of the Company from July 2014 until July 2016, at which time he resigned from the board of directors upon the closing of the Business Combination.
(17)	Mr. Horowitz, a former director of the Company from July 2014 until July 2016, is the portfolio manager of Palm Global Small Cap Master Fund, LP.

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(18)	Mr. Kovary is employed by EarlyBird, which served as an underwriter for the IPO. EarlyBird also received fees in connection with the Business Combination. Mr. Kovary acquired his shares pursuant to the exercise of a Unit Purchase Option.
(19)	Mr. Baqar was the Chief Financial Officer and Secretary and a director of the Company from July 2014 until July 2016, at which time he resigned upon the closing of the Business Combination.
(20)	Mr. Becker served as a special advisor (“Special Advisor”) to the Company from April 2014 until the IPO.
(21)	Includes shares owned by the selling stockholders other than those named in the table that in the aggregate beneficially own less than 1.0% of our common stock as of June 1, 2017. Certain of the selling stockholders may be affiliates of a broker-dealer. In addition, certain of these selling stockholders either: (i) served as Special Advisors to the Company from April 2014 until the IPO, (ii) served as directors of the Company from July 2014 until the closing of the Business Combination; or (iii) are employed by EarlyBird, which served as an underwriter for the IPO and received fees in connection with the Business Combination, and acquired shares pursuant to the exercise of a Unit Purchase Option.

Material Relationships with Selling Stockholders

Selling stockholders who acquired shares of common stock and warrants from us in a private placement prior to or concurrently with the IPO, selling stockholders who acquired our securities in a private placement immediately prior to the closing of the Business Combination and selling stockholders who acquired shares of common stock that we issued under the Agreement and Plan of Merger, dated March 23, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC and FdG HVAC LLC (as amended, the “Merger Agreement”), pursuant to which we consummated the Business Combination, have registration rights with respect those shares of common stock and the shares of common stock issuable upon exercise of those warrants. A description of these registration rights is set forth below under the section titled “Description of Securities—Registration Rights.”

1347 Investors

In connection with the closing of the Business Combination, we issued 400,000 shares of preferred stock to 1347 Investors for a purchase price of $25.00 per share, or $10 million in the aggregate.

In April 2014, our officers, directors and initial stockholders, including 1347 Investors, purchased an aggregate of 1,150,000 shares of our common stock which is subject to transfer restrictions (except to certain permitted transferees) under an escrow agreement until, with respect to 50% of such shares, the earlier of July 20, 2017 and the date on which the closing price our common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following July 20, 2016, and with respect to the remaining 50% of the shares, July 20, 2017.

1347 Investors also purchased an aggregate of 198,000 units at $10.00 per unit and 600,000 $15 Exercise Price Warrants (as defined below under the section entitled “Description of Securities”) at a price of $0.50 per warrant (for a total purchase price of $2,280,000) from us. These purchases took place on a private placement basis concurrently with the consummation of our IPO. These units were identical to the units sold in our IPO.

The holders of the foregoing securities are entitled to registration rights with respect to such securities, as described in “Description of Our Securities — Registration Rights.”

As of April 17, 2014, 1347 Investors loaned to us an aggregate of $125,000 to cover expenses related to the IPO. The terms of this loan were amended and restated as of April 18, 2014. The loan was repaid without interest upon consummation of the Business Combination.

An affiliate of 1347 Investors, from July 2014 through the closing of the Business Combination on July 20, 2016, made available certain general and administrative services, including office space, utilities and administrative support, as we required from time to time. We paid $10,000 per month for these services, which amount was paid upon the closing of the Business Combination.

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PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit the selling stockholders to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions borne by the selling stockholders. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above in the section titled “Selling Stockholders” and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders and any of their permitted transferees may offer and sell all or a portion of the shares covered by this prospectus from time to time on any stock exchange, market or trading facility on which the shares are trade or in private transactions. Subject to the limitations set forth in any applicable registration rights agreement, the selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	on the Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;
•	to or through underwriters or broker-dealers;
•	in privately negotiated transactions;
•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on The Nasdaq Capital Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any underwriters, broker-dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

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Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. For additional details on the Registration Rights Agreement see “Description of Securities—Registration Rights.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities related to the selling of the common stock, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;
•	the number of shares being offered;
•	the respective purchase prices and public offering prices of the offering;
•	the names of the participating underwriters, broker-dealers or agents;
•	any discounts, commissions, concessions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;
•	any writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	any settlement of short sales entered into after the date of this prospectus;
•	any distribution of common stock by any selling stockholder to its partners, members or stockholders; and
•	other material terms of the offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under the Exchange Act, including Regulation M. These provisions may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LMB.”

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of June 1, 2017, there were 7,454,602 shares of common stock outstanding, held of record by 91 holders, no outstanding options and 4,664,901 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include DTC participants or beneficial owners holding shares through nominee names. In addition, there were 400,000 shares of Class A preferred stock outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Business Combination, we issued and sold to 1347 Investors 400,000 shares of Class A Preferred Stock (“Preferred Stock”). Each share of Preferred Stock may be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements.

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The Preferred Stock ranks senior to all classes and series of our outstanding capital stock. Under the Merger Agreement, we have agreed to not issue any other shares of capital stock that rank senior or pari passu to the Preferred Stock while the Preferred Stock is outstanding, unless 30% of the proceeds from such issuance are used to redeem the Preferred Stock.

The holders of the Preferred Stock will, in priority to any other class or series of capital stock, be entitled to receive, as and when declared by our board of directors, fixed, cumulative, preferential dividends at a rate of: (i) 8% per annum in years one through three from issuance; (ii) 10% per annum in years four through five from issuance; and (iii) 12% per annum thereafter, payable in equal quarterly installments. Dividends on outstanding Preferred Stock will accrue from day to day from the date of issuance of the Preferred Stock. No dividends may be made in excess of the accrued and unpaid preferred yield in respect of the Preferred Stock.

Under the Merger Agreement, we agreed that, for so long as the Preferred Stock is outstanding, we will not repurchase, redeem or retire any shares of our capital stock other than the Preferred Stock. We have no restriction on repayments of our outstanding debt or repurchases of our stock from former employees, officers, directors, consultants or other persons who performed services for us or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to receive $25.00 per share of Preferred Stock, plus accrued but unpaid dividends thereon, whether declared or not, before any amount shall be paid or any assets distributed to holders of shares of the Company ranking junior as to the return of capital to the Preferred Stock. After payment to the holders of Preferred Stock of the amounts so payable to them, such holders shall not be entitled to share in any further payment in respect of the distribution of the assets of the Company.

We will redeem all outstanding shares of Preferred Stock on July 20, 2022 for the price of $25.00 per share of Preferred Stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), plus accrued but unpaid dividends thereon, whether or not declared, up to and including the date specified for redemption.

The holders of Preferred Shares will not be entitled to receive notice of, or to attend, any meeting of stockholders of the Company and will not be entitled to vote at any such meeting.

The number of shares of our common stock into which the shares of Preferred Stock will be convertible will be subject to corporate structural anti-dilution (and not price protection anti-dilution) adjustments, including adjustments in the event of certain stock dividends, subdivisions and consolidations, rights offerings, special distributions, capital reorganizations and reclassifications of shares of the Company’s common stock; provided, however, there will not be any adjustment in connection with (i) securities issuable upon conversion of any of the shares of Preferred Stock, or as a dividend or distribution on the Preferred Stock; (ii) securities issued upon the conversion of any debenture, warrant, option, or other convertible security outstanding as of the date of the closing; (iii) shares of our common stock (or options to purchase such shares of common stock) issued or issuable to employees, directors or consultants of the Company pursuant to any equity incentive plan approved by the board of directors; (v) shares of our common stock issued or issuable to banks, equipment lessors pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the board of directors; and (vi) shares of our common stock issued or issuable for consideration other than cash pursuant to a business combination, strategic partnership or joint venture transaction approved by the board of directors.

We also agreed to register the resale of the shares of our common stock underlying the Preferred Stock, none of which have been issued as of the date of this prospectus.

Although we do not currently intend to issue any other shares of preferred stock, we reserve the right to do so in the future.

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Warrants

We have 7,063,901 outstanding warrants exercisable for 4,664,901 shares of common stock, comprised of: (i) 4,600,000 warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (“Public Warrants”); (ii) 198,000 warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (“Sponsor Warrants”); (iii) 600,000 warrants, each exercisable for one share of common stock at an exercise price of $15.00 per share (“$15 Exercise Price Warrants”); (iv) 666,360 Merger Warrants, each exercisable for one share of common stock at an exercise price of $12.50 per share; (v) 999,541 Additional Merger Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share. On May 2, 2017, the Company issued 111 shares of common stock in connection with the cashless exercise of 310 Merger Warrants and 465 Additional Merger Warrants.

The Public Warrants, Sponsor Warrants and $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to such warrants. The Merger Warrants and Additional Merger Warrants were issued to the sellers in the Business Combination pursuant to individual agreements the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. You should review the full text of the Merger Warrants and Additional Merger Warrants for a complete description of the terms and conditions thereof.

Public Warrants

Each Public Warrant entitles the holder thereof to purchase from the Company one-half of one share of common stock, at a price of $5.75 per half-share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing on August 19, 2016. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of common stock. The Public Warrants will expire on August 19, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

Once the Public Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each holder of Public Warrants; and

•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) the Company elects to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

We have filed a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the Public Warrants. We have agreed to use our best efforts to maintain the effectiveness of such registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of such warrants in accordance with the provisions of the warrant agreement, except in the circumstances discussed below. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the Public Warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of these warrants has not been declared effective by the 60th business day following the closing of the Business Combination and during any period when we have failed to maintain an effective registration statement, holders of such warrants may, until such time as there is an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not obligated to deliver any shares of common stock pursuant to the exercise of the Public Warrants and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described above with respect to registration. No Public Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

A holder of the Public Warrants may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value.” For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market without the right to receive such rights.

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If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of Public Warrants will have the right to purchase and receive upon the occurrence of certain events.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder.

Sponsor Warrants and $15 Exercise Price Warrants

The Sponsor Warrants and $15 Exercise Price Warrants have the same general terms as the Public Warrants except that (i) each Sponsor Warrant and $15 Exercise Price Warrant is exercisable to purchase one whole share of common stock; (ii) the exercise price of the $15 Exercise Price Warrants is $15.00 per share; (iii) so long as the Sponsor Warrants and $15 Exercise Price Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants will not be redeemable by us; (iv) the Sponsor Warrants may be exercised on a cashless basis and (iv) the $15 Exercise Price Warrants expire on July 20, 2023, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

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If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Merger Warrants

In connection with the Business Combination, we issued to the holders of membership interests and holders of options to acquire membership interests of Limbach Holdings LLC 666,670 Merger Warrants, of which 666,360 remain unexercised as of June 2, 2017. Each Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as set forth in the form of Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Merger Warrants will expire seven years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

The Merger Warrants are not redeemable by the Company.

The Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the principal offices of the Company, with the subscription form attached to the form of Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to the order of the Company, for the number of Merger Warrants being exercised.

The Merger Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The Merger Warrants may be exercised on a “cashless basis”, subject to adjustment as described in the form of Merger Warrant, at any time after the earlier of (i) July 20, 2017 and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Merger Warrants.

Holders of the Merger Warrants may elect to be subject to a restriction on the exercise of their Merger Warrants such that an electing Merger Warrant holder would not be able to exercise its Merger Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of our common stock outstanding.

Additional Merger Warrants

In connection with the Business Combination, we issued to the former equity holders of Limbach Holdings LLC 1,000,006 Additional Merger Warrants, of which 999,541 remain unexercised as of June 2, 2017. Each Additional Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as set forth in the form of Additional Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Additional Merger Warrants have the same material terms as the Public Warrants and will expire on August 19, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

The Additional Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the principal offices of the Company, with the subscription form attached to the form of Additional Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to the order of the Company, for the number of Additional Merger Warrants being exercised.

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The Additional Merger Warrants may be exercised on a “cashless basis”, subject to adjustment as described in the form of Additional Merger Warrant, at any time after the earlier of (i) July 20, 2017 and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Additional Merger Warrants.

Holders of Additional Merger Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Additional Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Additional Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Purchase Option

In connection with the IPO, we sold to the underwriters thereof an option to purchase up to a total of 300,000 units of the Company at $10.00 per unit. The units issuable upon exercise of this option are identical to those sold in the IPO. Accordingly, the purchase option represents the right to purchase 330,000 shares of common stock, as the rights included therein result in the issuance of 30,000 additional shares of common stock, and 300,000 warrants to purchase 150,000 shares of our common stock at $11.50 per share. In no event will we be required to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The purchase option may be exercised on a “cashless” basis and contains registration rights entitling the holders of the securities issued pursuant to the exercise thereof to have their securities registered for resale. None of the shares or warrants underlying the purchase option are being registered by the registration statement of which this prospectus forms a part. On December 7, 2016, 282,900 unit purchase options were exercised on a cashless basis, thereby leaving 17,100 unit purchase options outstanding and available for exercise as of March 31, 2017.

Registration Rights

We are party to an amended and restated registration rights agreement, dated July 20, 2016, as amended (the “Registration Rights Agreement”), whereby we agreed to register the offer and sale from time to time, separately or together, shares of our common stock issued pursuant to the Business Combination, shares of our common stock underlying the Merger Warrants, Additional Merger Warrants and Preferred Stock, shares of our common stock issued in a private placement prior to and concurrently with the IPO, and shares of our common stock underlying the Sponsor Warrants and $15 Exercise Price Warrants. The holders of these securities also have certain “piggy-back” registration rights with respect to registration statements we file, subject to certain limitations. The holders of securities entitled to registration rights have waived their piggy-back rights with respect to the registration statement of which this prospectus forms a part.

We will bear the expenses incurred in connection with the filing of any such registration statements. In the event the registration statement we file to cover the offer and sale of these securities is not declared effective within 75 days after it is filed with the SEC, we may be required to pay additional interest to the holders as liquidated damages in the amount of 0.25% per annum of the 30-day volume weighted average price of the shares of our common stock.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, the Company ceased to be a shell company.

Transfer Agent and Warrant Agent

The transfer agent for the shares of Company common stock and warrants is Continental Stock Transfer & Trust Company.

Quotation of Securities

Our common stock is quoted on The Nasdaq Capital Market under the symbol “LMB.” Our warrants trade on the OTC market under the symbol “LMBHW”.

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LEGAL MATTERS

Winston & Strawn LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated balance sheet of Limbach Holdings, Inc. and Subsidiaries as of December 31, 2016 (Successor) and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from July 20, 2016 to December 31, 2016 (Successor) and the consolidated balance sheet of Limbach Holdings LLC and Subsidiaries as of December 31, 2015 (Predecessor) and the related consolidated statements of operations, members’ equity, and cash flows for the period from January 1, 2016 to July 19, 2016 (Predecessor) and the year ended December 31, 2015 (Predecessor) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 17, 2017 (File No. 001-36541), including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2017 (File No. 001-36541), incorporated by reference therein;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017 (File No. 001-36541);
•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36541) filed pursuant to Section 12 of the Exchange Act on July 14, 2014, and any amendment or report updating that description; and
•	All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement, and subsequent to the date of the prospectus and prior to the termination of the offering to which this prospectus relates.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC and none of the exhibits filed on such form that are related to such items will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Limbach Holdings, Inc.

31-35th Street

Pittsburgh, Pennsylvania 15201

Tel: (412) 359-2100

Attention: Scott Wright

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$1,217
Printing fee	10,000
Accounting fees and expenses	20,000
Legal fees and expenses	100,000
Miscellaneous	10,000

Total(1)	$141,217

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

Delaware

Our second amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our second amended and restated certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our second amended and restated certificate of incorporation.

Item 16.	Exhibits.

See Exhibit Index.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on June 2, 2017.

Limbach Holdings, Inc.

By:	/s/ Charles A. Bacon, III
Charles A. Bacon, III
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officer of Limbach Holdings, Inc. hereby constitutes and appoints each of Charles A. Bacon III, John Jordan and Scott Wright as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on June 2, 2017:

Signature	Capacity

/s/ Charles A. Bacon, III	President, Chief Executive Officer and Director
Charles A. Bacon, III	(principal executive officer)

/s/ John T. Jordan, Jr.	Chief Financial Officer
John T. Jordan, Jr.	(principal financial and accounting officer)

/s/ Gordon G. Pratt	Director
Gordon G. Pratt

/s/ Larry G. Swets, Jr.	Director
Larry G. Swets, Jr.

/s/ Samuel Matthew Katz	Director
Samuel Matthew Katz

/s/ David S. Gellman	Director
David S. Gellman

/s/ Norbert W. Young	Director
Norbert W. Young

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp., FdG HVAC LLC, as amended by and FdG HVAC LLC. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on March 29, 2016).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 13, 2016).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 18, 2016).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541) filed with the U.S. Securities and Exchange Commission on July 26, 2016).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (file No. 333-195695), filed with the SEC on June 30, 2014).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 27, 2014).

4.2	Warrant Agreement, dated as of July 15, 2014, by and between Continental Stock Transfer & Trust Company and 1347 Capital Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the U.S. Securities and Exchange Commission on July 21, 2014).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-195695), filed with the U.S. Securities and Exchange Commission on June 27, 2014).

4.4	Form of Merger Warrant issued pursuant to the Merger Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-213646), filed with the U.S. Securities and Exchange Commission on September 15, 2016).

4.5	Form of Additional Merger Warrant issued pursuant to the Merger Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-213646), filed with the U.S. Securities and Exchange Commission on September 15, 2016).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

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